Exhibit 99.1

Citizens First Corporation Announces First Quarter 2019 Results, Declares Quarterly Common Dividend

mailto:tkanipe@citizensfirstbank.com mailto:smarcum@citizensfirstbank.com
NEWS For Immediate Release	Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY,  April 18, 2019 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the three months ended March 31, 2019 which include the following:

For the quarter ended March 31, 2019 the Company reported net income of $1.12 million,  or $0.44 per diluted common share (EPS).  This represents a 3.2%  increase, or $35,000, from the  $1.08 million or $0.43 per diluted common share, for the quarter ended March  31, 2018.  “We were pleased with a $6.4 million increase in outstanding loans during the first quarter of 2019,” said Todd Kanipe, President and CEO. “Operating results were mixed with a flat net interest margin compared to a year ago,” Kanipe added.

Income Statement First Quarter 2019 Compared to First Quarter 2018

Net interest income decreased $57,000, or 1.5%, from the prior year. The Company’s net interest margin was 3.55% for both quarters ended March  31, 2019 and March 31, 2018.

There was no provision for loan losses in the first quarter of the current year compared to a $30,000 provision for loan losses in the first quarter of the prior year.

Non-interest income increased $22,000, or 2.7%, from the prior year primarily due to  an increase in gains on sale of mortgage loans of $30,000, and an increase in lease income of $31,000, partially offset by a decrease in service charges on deposit accounts of $38,000.

Non-interest expenses increased $23,000, or 0.7%, from the prior year primarily due to an increase in professional fees of $90,000 and an increase in data processing expense of $15,000, offset by a decrease in personnel expense of $37,000 and decrease in other operating expenses of $25,000. The increase in professional fees is related to the Company’s agreement and plan of merger with and into German American Bancorp, Inc. (“German American”) announced during the first quarter of 2019.

Income tax expenses decreased $63,000, or 25.2%. The effective rate was 14% in 2019 compared to 19% in 2018.  The lower rate is 2019 is partially attributed to a deduction for equity based compensation.

Credit Quality

Non-performing assets totaled $1.3  million, or 0.27% of total assets for both March 31,  2019 and December 31, 2018.   The allowance for loan losses at March 31,  2019 was $4.4 million, or 1.16% of total loans, compared to $4.4 million, or 1.18% of total loans as of December  31, 2018.  The Company considers the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with the Company’s loan portfolio.

Balance Sheet

Total assets at March 31,  2019 were $472.0 million, compared to $476.0 million at December 31, 2018, a decrease of 0.8%.   Loans increased $6.4 million, or 1.7%, from December 31, 2018 to March 31,  2019.  Deposits decreased $6.8 million, or 1.7%, from December 31, 2018 to March 31,  2019.  Borrowings from the Federal Home Loan Bank had no change from December 31, 2018 to March 31,  2019.

Stockholders’ equity increased to $51.4 million at March 31,  2019 from $50.0 million at December 31, 2018, an increase of $1.4 million or 2.7%.  The book value per common share and tangible book value per common share ratios were $20.18 and $18.55, respectively, at March 31,  2019 compared to $19.71 and $18.07, respectively, at December 31, 2018.

Postponement of 2019 Annual Meeting of Shareholders

The Company’s Board of Directors has postponed its 2019 Annual Meeting of Shareholders given Citizens First’s proposed merger transaction with German American announced during the first quarter of 2019.  A postponed Annual Meeting would be held (and the meeting date, record date and related dates for stockholder proposals announced) later in 2019 only if the merger transaction with German American is not consummated.

Quarterly Common Dividend Payable May 16

On April 18, 2019, the Board of Directors declared a quarterly cash dividend of $0.07 per common share payable May 16, 2019 to shareholders of record on May 2, 2019.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Condition

	(In Thousands, Except Per Share Data and ratios)
	March 31,	December 31,	December 31,
	2019	2018	2017
Assets
Cash and due from financial institutions	$6,998	$8,875	$6,444
Federal funds sold	—	10,000	—
Interest-bearing deposits in other financial institutions	17,337	16,010	13,532
Available-for-sale securities	45,627	47,098	48,616
Loans held for sale	117	269	427
Loans	377,922	371,544	374,239
Allowance for loan losses	(4,399)	(4,373)	(4,724)
Premises and equipment, net	8,790	8,861	9,140
Bank owned life insurance (BOLI)	8,751	8,705	8,528
Federal Home Loan Bank (FHLB) stock, at cost	2,065	2,065	2,053
Accrued interest receivable	1,651	1,683	1,681
Deferred income taxes	430	545	670
Goodwill and other intangible assets	4,132	4,150	4,221
Other assets	2,660	550	555
Total Assets	$472,081	$475,982	$465,382
Liabilities
Deposits
Noninterest bearing	$52,542	$55,006	$53,259
Savings, NOW and money market	191,997	192,762	175,087
Time	137,262	140,841	143,968
Total deposits	381,801	388,609	372,314
FHLB advances and other borrowings	30,000	30,000	40,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	421	410	285
Other liabilities	3,473	1,944	1,949
Total Liabilities	420,695	425,963	419,548
Stockholders’ Equity
Common stock	33,253	33,309	33,138
Retained earnings	18,307	17,365	13,142
Accumulated other comprehensive loss	(174)	(655)	(446)
Total stockholders’ equity	51,386	50,019	45,834
Total liabilities and stockholders’ equity	$472,081	$475,982	$465,382

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Interest and dividend income	$5,156	$5,112	$5,094	$5,162	$4,860
Interest expense	1,313	1,277	1,182	1,064	960
Net interest income	3,843	3,835	3,912	4,098	3,900

Provision for loan losses	—	70	30	30	30

Non-interest income
Service charges on deposit accounts	260	332	291	309	298
Other service charges and fees	281	307	319	319	281
Gain on sale of mortgage loans	80	106	95	69	50
Non-deposit brokerage fees	95	109	110	101	99
Lease income	83	53	52	79	52
BOLI income	46	45	45	44	43
Total non-interest income	845	952	912	921	823

Non-interest expenses
Personnel expense	1,809	1,812	1,730	1,773	1,846
Net occupancy expense	448	436	457	432	453
Advertising and public relations	73	91	102	85	81
Professional fees	254	154	156	172	164
Data processing services	209	202	208	205	194
Franchise shares and deposit tax	120	120	120	120	120
FDIC insurance	35	45	42	43	42
Other	434	454	470	461	459
Total non-interest expenses	3,382	3,314	3,285	3,291	3,359

Income before income taxes	1,306	1,403	1,509	1,698	1,334
Income taxes	187	240	311	324	250
Net income	1,119	1,163	1,198	1,374	1,084
Net income available for common stockholders	$1,119	$1,163	$1,198	$1,374	$1,084
Basic earnings per common share	$0.44	$0.46	$0.47	$0.54	$0.43
Diluted earnings per common share	$0.44	$0.45	$0.47	$0.54	$0.43

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Average:
Assets	$469,202	$473,070	$482,506	$478,836	$476,063
Earning Assets	441,447	445,855	454,914	451,315	448,853
Loans	378,524	367,921	377,140	389,614	384,184
Interest-bearing deposits	329,733	329,096	333,042	328,931	322,627
Deposits	381,111	381,687	388,124	383,144	375,617
Borrowed funds	35,000	39,783	43,685	46,758	52,167
Equity	50,403	49,090	48,242	47,006	46,023
Common equity	50,403	49,090	48,242	47,006	46,023

Return on average assets	0.97%	0.98%	0.99%	1.15%	0.92%
Return on average equity	9.00%	9.41%	9.85%	11.72%	9.55%

Efficiency ratio	71.78%	68.87%	67.74%	65.23%	70.72%
Non-interest income to average assets	0.73%	0.80%	0.75%	0.77%	0.70%
Non-interest expenses to average assets	2.92%	2.78%	2.70%	2.76%	2.86%
Net overhead to average assets	2.19%	1.98%	1.95%	1.99%	2.16%
Yield on loans	5.08%	4.99%	4.89%	4.94%	4.75%
Yield on investment securities (TE)	2.80%	2.73%	2.51%	2.61%	2.56%
Yield on average earning assets (TE)	4.76%	4.57%	4.46%	4.61%	4.42%
Cost of average interest bearing liabilities	1.46%	1.37%	1.24%	1.14%	1.04%
Net interest margin (TE)	3.55%	3.43%	3.43%	3.67%	3.55%
Number of FTE employees	93	97	98	99	96

Asset Quality Indicators:
Non-performing loans to total loans	0.34%	0.35%	0.54%	0.54%	0.54%
Non-performing assets to total assets	0.27%	0.27%	0.43%	0.43%	0.43%
Allowance for loan losses to total loans	1.16%	1.18%	1.29%	1.24%	1.21%
YTD net charge-offs (recoveries) to average loans, annualized	(0.03)%	0.13%	0.01%	0.02%	0.06%
YTD net charge-offs (recoveries)	(27)	511	38	34	61

Consolidated Financial Highlights (Unaudited)

	(In Thousands, Except Per Share Data and ratios)
	March 31,	December 31,	December 31,
Consolidated Capital Ratios	2019	2018	2017

Total shareholders’ equity to total assets ratio	10.88%	10.51%	9.85%
Tangible equity ratio (1)	10.10%	9.72%	9.02%
Tangible common equity ratio (1)	10.10%	9.72%	9.02%
Book value per common share	$20.18	$19.71	$18.14
Tangible book value per common share (1)	$18.55	$18.07	$16.47
End of period common share closing price	$24.81	$21.43	$24.00

(1)

The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Per Share Data and ratios)
	March 31,	December 31,	December 31,
Regulation G Non-GAAP Reconciliation:	2019	2018	2017

Total shareholders’ equity (a)	$51,386	$50,019	$45,834
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(35)	(53)	(124)
Tangible common equity (b)	47,254	45,869	41,613

Total assets (c)	472,081	475,982	465,382
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(35)	(53)	(124)
Tangible assets (d)	$467,949	$471,832	$461,161
Shares outstanding (in thousands) (e)	2,547	2,538	2,526

Book value per common share (a/e)	$20.18	$19.71	$18.14
Tangible book value per common share (b/e)	$18.55	$18.07	$16.47
Equity to assets ratio (a/c)	10.88%	10.51%	9.85%
Tangible equity ratio (b/d)	10.10%	9.72%	9.02%
Common equity ratio (a/c)	10.88%	10.51%	9.85%
Tangible common equity ratio (b/d)	10.10%	9.72%	9.02%